Exhibit 4.2(c)

DEUTSCHE BANK AKTIENGESELLSCHAFT,

Issuer

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION,

Trustee

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS,

Paying Agent, Transfer Agent and Registrar and Authenticating Agent

Form of Third Supplemental Subordinated Indenture

Dated as of             , 2017

to the Subordinated Indenture

Dated as of May 21, 2013

i

THIS THIRD SUPPLEMENTAL SUBORDINATED INDENTURE, dated as of             , 2017 among DEUTSCHE BANK AKTIENGESELLSCHAFT (the “Issuer”), WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (the “Trustee”), and DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as Paying Agent, Transfer Agent and Registrar and Authenticating Agent.

W I T N E S S E T H :

WHEREAS, the Issuer and the Trustee are parties to that certain subordinated indenture, dated as of May 21, 2013, among the Issuer, the Trustee and DBTCA (the “Indenture”);

WHEREAS, Section 8.01(c) of the Indenture provides that, without the consent of the Holders of any Securities, the Issuer and the Trustee may enter into indentures supplemental to the Indenture for the purpose of, among other things, making any provisions as the Issuer may deem necessary or desirable; provided that no such action shall adversely affect the interests of the Holders of the Securities or Coupons;

WHEREAS, there are no Securities Outstanding of any series created prior to the execution of this Third Supplemental Subordinated Indenture which are entitled to the benefit of the provisions set forth herein or would be adversely affected by such provisions;

WHEREAS, the Issuer and the Trustee desire to amend the Indenture in respect of certain Securities to be issued under the Indenture on or after the date of this Third Supplemental Subordinated Indenture (i) to provide that the Holders (including the Beneficial Owners) of such Securities shall be bound by and shall be deemed to consent to the imposition of any Resolution Measure by the competent resolution authority and (ii) to modify certain provisions of the Indenture to provide that such Securities shall be subject to those provisions in their amended form;

WHEREAS, the entry into this Third Supplemental Subordinated Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

WHEREAS, all things necessary to make this Third Supplemental Subordinated Indenture a valid indenture and agreement according to its terms have been done;

NOW, THEREFORE:

In consideration of the premises, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

ARTICLE 1

ADDITIONAL TERMS APPLICABLE TO THE SECURITIES

Section 1.01    Addition of Certain Terms Defined. With respect to the Securities to be issued under the Indenture on or after the date of this Third Supplemental Subordinated Indenture, Section 1.01 of the Indenture is amended to include the following definitions (which shall be deemed to arise in Section 1.01 in their proper alphabetical order):

“Beneficial Owner” shall mean (i) if any Securities are in global form, the beneficial owners of such Securities (and any interest therein) and (ii) if any Securities are in definitive form, the holders in whose name such Securities are registered in the Security register of the Issuer and any beneficial owners holding an interest in such Securities in definitive form.

“bridge bank” means a newly chartered German bank that would receive some or all of the Issuer’s equity securities, assets, liabilities and material contracts, including those attributable to the Issuer’s branches and subsidiaries, in the event of the imposition of Resolution Measures.

“competent resolution authority” means any authority with the ability to exercise a Resolution Measure.

“group entity” means an entity that is included in the corporate group subject to a Resolution Measure.

“Resolution Measure” has the meaning set forth in Section 1.02 of this Third Supplemental Subordinated Indenture.

Section 1.02    Securities Subject to Resolution Measures. The following provisions apply to the Securities to be issued under the Indenture on or after the date of this Third Supplemental Subordinated Indenture, unless any such Security is a further issuance of Securities with the same terms as Securities originally issued prior to the date of this Third Supplemental Subordinated Indenture:

(a)        By acquiring any Securities, each Holder (including Beneficial Owners) shall be bound by and shall be deemed to consent to the imposition of any Resolution Measure by the competent resolution authority.

(b)        Under the relevant resolution laws and regulations as applicable to the Issuer from time to time, the Securities may be subject to the powers exercised by the competent resolution authority to:

(i)	write down, including write down to zero, the claims for payment of the principal amount, the interest amount or any other amount in respect of the Securities;

(ii)	convert the Securities into ordinary shares of (A) the Issuer, (B) any entity of the Issuer’s group or (C) any bridge bank, or other instruments qualifying as common equity tier 1 capital (and the issue to or conferral on the Holders (including the Beneficial Owners) of such ordinary shares or instruments); and/or

(iii)	apply any other resolution measure, including, but not limited to, (A) any transfer of the Securities to another entity, (B) the amendment, modification or variation of the terms and conditions of the Securities or (C) the cancellation of the Securities;

(each, a “Resolution Measure”).

For the avoidance of doubt, any non-payment by the Issuer arising out of any such Resolution Measure will not constitute a failure by the Issuer under the terms of the Securities or the Indenture to make a payment of principal of, interest on, or other amounts owing under the Securities.

(c)        By its acquisition of the Securities, each Holder (including each Beneficial Owner) shall be deemed irrevocably to have agreed:

(i)	to be bound by, to acknowledge and to accept any Resolution Measure and any amendment, modification or variation of the terms and conditions of the Securities to give effect to any Resolution Measure;

(ii)	that it will have no claim or other right against the Issuer arising out of any Resolution Measure; and

(iii)	that the imposition of any Resolution Measure will not constitute a default or an Event of Default (A) under the Securities, (B) under the Indenture or (C) for the purpose of, but only to the fullest extent permitted by, the Trust Indenture Act (including, without limitation, Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act).

(d)        The terms and conditions of the Securities shall continue to apply in relation to the residual principal amount of, or outstanding amount payable in respect of, the Securities, subject to any modification of the amount of interest payable, if any, to reflect the reduction of the principal amount, and any further modification of the terms that the competent resolution authority may decide in accordance with applicable laws and regulations relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the Federal Republic of Germany.

(e)        No repayment of any then-current principal amount of the Securities or payment of interest or any other amount thereon (to the extent of the portion thereof affected by the imposition of a Resolution Measure) shall become due and payable after the imposition of any Resolution Measure by the competent resolution authority, unless such repayment or payment would be permitted to be made by the Issuer under the laws and regulations of the Federal Republic of Germany then applicable to the Issuer.

(f)        By its acquisition of the Securities, each Holder (including each Beneficial Owner) waives, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the Trustee and the Agents for, agrees not to initiate a suit against the Trustee or the Agents in respect of, and agrees that the Trustee and the Agents shall not be liable for, any action that the Trustee or any of the Agents takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the Securities.

(g)        Upon the imposition of a Resolution Measure by the competent resolution authority with respect to the Securities, the Issuer shall provide a written notice directly to the Holders in accordance with Section 11.04 of the Indenture as soon as practicable regarding such imposition of a Resolution Measure by a competent resolution authority for purposes of notifying Holders of such occurrence. The Issuer shall also deliver a copy of such notice to the Trustee and the Agents for information purposes only, and the Trustee and the Agents shall be entitled to rely, and will not be liable for relying, on the competent resolution authority and the Resolution Measure identified in such notice. Any delay or failure by the Issuer to give notice shall not affect the validity or enforceability of any Resolution Measure nor the effects thereof on the Securities.

(h)        If the Issuer has elected to redeem any Securities but the competent resolution authority has imposed a Resolution Measure with respect to the Securities prior to the payment of the redemption amount for the Securities, the relevant redemption notice, if any, shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

(i)        Upon the imposition of any Resolution Measure by the competent resolution authority, the Trustee shall not be required to take any further directions from Holders of the Securities under Section 5.09 of the Indenture, which section authorizes Holders of a majority in aggregate principal amount of the Securities at the time Outstanding to direct certain actions relating to the Securities, and if any such direction was previously given under Section 5.09 of the Indenture to the Trustee by the Holders, it shall automatically cease to be effective, be null and void and have no further effect. The Indenture shall impose no duties, obligations or liabilities upon the Trustee or the Agents whatsoever with respect to the imposition of any Resolution Measure by the competent resolution authority, and the Trustee and the Agents shall be fully protected in acting or refraining from acting in accordance with a Resolution Measure. Notwithstanding the foregoing, if, following completion of the imposition of a Resolution Measure by the competent resolution authority, the Securities remain outstanding (for example, if the imposition of a Resolution Measure results in only a partial write-down of the principal of the Securities), then the Trustee’s and the Agents’ duties under the Indenture shall remain applicable with respect to the Securities following such completion to the extent that the Issuer, the Trustee and the Agents agree pursuant to a supplemental indenture, unless the Issuer, the Trustee and the Agents agree that a supplemental indenture is not necessary.

(j)        By the acquisition of the Securities, each Holder (including each Beneficial Owner) shall be deemed irrevocably to have (i) consented to the imposition of any Resolution Measure as it may be imposed without any prior notice by the competent resolution authority of its decision to exercise such power with respect to the Securities, (ii) authorized, directed and requested the Depositary and any direct participant in the Depositary or other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement the imposition of any Resolution Measure with respect to the Securities as it may be imposed, without any further action or direction on the part of such Holders of the Securities, the Trustee or the Agents, and (iii) acknowledged and accepted that the provisions contained in this Section 1.02 are exhaustive on the matters described this Section 1.02 to the exclusion of any other agreements, arrangements or understandings between it and the Issuer relating to the terms and conditions of the Securities.

(k)        If the competent resolution authority imposes a Resolution Measure with respect to less than the total outstanding principal amount of the Securities, unless the Trustee or the Agents are otherwise instructed by the Issuer or the competent resolution authority, any cancellation, write-off or conversion into equity made in respect of the Securities pursuant to the Resolution Measure will be made on a substantially pro rata basis among the Securities of any series.

(l)        The Issuer’s obligations to indemnify the Trustee and the Agents in accordance with Sections 6.02 and 6.06 of the Indenture shall survive the imposition of a Resolution Measure by the competent resolution authority with respect to the Securities.

ARTICLE 2

MODIFICATIONS TO PROVISIONS OF THE INDENTURE

Section 2.01    Amount Unlimited; Issuable in Series. With respect to the Securities to be issued under the Indenture on or after the date of this Third Supplemental Subordinated Indenture, unless any such Security is a further issuance of Securities with the same terms as Securities originally issued prior to the date of this Third Supplemental Subordinated Indenture, the second paragraph of Section 2.03 of the Indenture, which reads as follows, shall be deleted in its entirety:

“The Securities may be issued in one or more series and each such series shall rank equally and pari passu with all other unsecured and subordinated debt of the Issuer (unless such debt is expressed to rank junior to the Securities, in which case the Securities shall rank senior to such junior debt, but junior to the Senior Indebtedness), save for any debt preferred by mandatory provisions of law. There shall be established in one or more Board Resolutions, in one or more Officers’ Certificates detailing such establishment or in one or more indentures supplemental hereto, prior to the initial issuance of Securities of any series:”

and shall be replaced with the following:

“The Securities constitute unsecured obligations of the Issuer and are subordinated to (i) the claims of creditors of the Issuer that are not subordinated pursuant to applicable law or the terms of any other indebtedness, including claims against the Issuer under non-preferred senior unsecured debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) or any successor provision and (ii) other obligations of the Issuer which are mandatorily preferred by law (such claims and obligations in (i) and (ii), the “Priority Claims”). The Securities may be issued in one or more series and each such series shall rank equally and pari passu with all other unsecured and subordinated debt (it being understood that no Priority Claims constitute subordinated obligations) of the Issuer, except as otherwise provided by applicable law or the terms of any other indebtedness, and in particular, if such debt is expressed to rank junior to the Securities, then the Securities shall rank senior to such junior debt, but junior to the Priority Claims. For the avoidance of doubt, Senior Indebtedness shall constitute Priority Claims; the Securities are subordinated to, and shall rank junior to, Senior Indebtedness. There shall be established in one or more Board Resolutions, in one or more Officers’ Certificates detailing such establishment or in one or more indentures supplemental hereto, prior to the initial issuance of Securities of any series:”.

Section 2.02    Event of Default Defined; No Acceleration of Maturity in case of Default in Payment. With respect to the Securities to be issued under the Indenture on or after the date of this Third Supplemental Subordinated Indenture, unless any such Security is a further issuance of Securities with the same terms as Securities originally issued prior to the date of this Third Supplemental Subordinated Indenture, the following sentence in Section 5.01(a) of the Indenture, which reads as follows, shall, as applicable to the Securities, be deleted in its entirety:

“In particular, neither non-viability (as defined under the laws governing the supervision of financial institutions, as applicable in the Federal Republic of Germany) nor a Regulatory Bail-in in connection therewith will constitute an Event of Default with respect to the Securities.”

and shall be replaced with the following:

“In particular, neither non-viability (as defined under the laws governing the supervision of financial institutions, as applicable in the Federal Republic of Germany) nor the imposition of a Resolution Measure will constitute an Event of Default with respect to this Indenture or the Securities. As used in this Section 5.01, Resolution Measure shall have the meaning set forth in the Third Supplemental Subordinated Indenture dated             , 2017.”

Section 2.03    Unconditional Right of Securityholders to Institute Certain Suits. With respect to the Securities to be issued under the Indenture on or after the date of this Third Supplemental Subordinated Indenture, unless any such Security is a further issuance of Securities with the same terms as Securities originally issued prior to the date of this Third Supplemental Subordinated Indenture, the following sentence in Section 5.07 of the Indenture, which reads as follows, shall be deleted in its entirety:

“Notwithstanding any other provision in this Indenture and any provision of any Security, the right of any Holder of any Security or Coupon to receive payment of the principal of and interest on such Security or Coupon on or after the respective due dates expressed in such Security or Coupon, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.”

and shall be replaced with the following:

“To the extent required by the Trust Indenture Act, and subject to the subordination and the other provisions in the Securities but otherwise notwithstanding any other provision in this Indenture, the right of any Holder of any Security or Coupon to receive payment of the principal of and interest on such Security or Coupon, if any, on or after the respective due dates expressly provided for pursuant to the terms of the Securities or Coupon, or to institute suit for the enforcement of any such payment, if any, on or after such respective dates, shall not be impaired or affected without the consent of such Holder.”

Section 2.04    Supplemental Indentures Without Consent of Securityholders. With respect to the Securities to be issued under the Indenture on or after the date of this Third Supplemental Subordinated Indenture, unless any such Security is a further issuance of Securities with the same terms as Securities originally issued prior to the date of this Third Supplemental Subordinated Indenture, the following sentence in Section 8.01 of the Indenture, which reads as follows, shall be deleted in its entirety:

“The Issuer and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)        to evidence the succession of another corporation to the Issuer, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer pursuant to Article 9;

(b)        to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as the Issuer and the Trustee shall consider to be for the protection of the Holders of Securities or Coupons;

(c)        to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make any other provisions as the Issuer may deem necessary or desirable, provided that no such action shall adversely affect the interests of the Holders of the Securities or Coupons;

(d)        to establish the forms or terms of Securities of any series or of the Coupons appertaining to such Securities as permitted by Sections 2.01 and 2.03; and

(e)        to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 6.11.”

and shall be replaced with the following:

“Subject to the prior consent of the competent supervisory authority in respect of Outstanding Securities of any series, if required under the CRR or other applicable laws and regulations for the recognition of the Securities as Tier 2 capital, the Issuer and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)        to evidence the succession of another corporation to the Issuer, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer pursuant to Article 9;

(b)        to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as the Issuer and the Trustee shall consider to be for the protection of the Holders of Securities or Coupons;

(c)        to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make any other provisions as the Issuer may deem necessary or desirable, provided that no such action shall adversely affect the interests of the Holders of the Securities or Coupons;

(d)        to establish the forms or terms of Securities of any series or of the Coupons appertaining to such Securities as permitted by Sections 2.01 and 2.03;

(e)        to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 6.11; and

(f)        to give effect to any variation to the terms of the Securities as a result of the imposition of any Resolution Measure.”

Section 2.05    Supplemental Indentures With Consent of Securityholders. With respect to the Securities to be issued under the Indenture on or after the date of this Third Supplemental Subordinated Indenture, unless any such Security is a further issuance of Securities with the same terms as Securities originally issued prior to the date of this Third Supplemental Subordinated Indenture, the following clause of the first sentence of the first paragraph of Section 8.02 of the Indenture, which reads as follows, shall be deleted in its entirety:

“With the consent (evidenced as provided in Article 7) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series affected by such supplemental indenture (voting as one class), …”

and shall be replaced with the following:

“Subject to the prior consent of the competent supervisory authority in respect of Outstanding Securities of any series, if required under the CRR or other applicable laws and regulations for the recognition of the Securities as Tier 2 capital, and with the consent (evidenced as provided in Article 7) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series affected by such supplemental indenture (voting as one class), ….”

Section 2.06    Successor Corporation Substituted. (a) With respect to the Securities to be issued under the Indenture on or after the date of this Third Supplemental Subordinated Indenture, unless any such Security is a further issuance of Securities with the same terms as Securities originally issued prior to the date of this Third Supplemental Subordinated Indenture, the first sentence of the first paragraph of Section 9.01 of the Indenture, which reads as follows, shall be deleted in its entirety:

“In case of any merger or consolidation or sale, lease or conveyance of all or substantially all of the Issuer’s assets to any other Person, the successor legal entity or the Person which acquires by sale, lease or conveyance substantially all the assets of the Issuer (if other than the Issuer) may succeed to and be substituted for the Issuer, with the same effect as if it had been named herein.”

and shall be replaced with the following:

“In case of any merger or consolidation or sale, lease or conveyance of all or substantially all of the Issuer’s assets to any other Person, the successor legal entity or the Person which acquires by sale, lease or conveyance substantially all the assets of the Issuer (if other than the Issuer) may succeed to and be substituted for the Issuer, with the same effect as if it had been named herein¸ provided that all required approvals have been granted by the competent supervisory authority.”

(b)        With respect to the Securities to be issued under the Indenture on or after the date of this Third Supplemental Subordinated Indenture, unless any such Security is a further issuance of Securities with the same terms as Securities originally issued prior to the date of this Third Supplemental Subordinated Indenture, the last sentence of the first paragraph of Section 9.01 of the Indenture, which reads as follows, shall be deleted in its entirety:

“All of the Securities so issued together with any Coupons appertaining thereto shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.”

and shall be replaced with the following:

“All of the Securities so issued together with any Coupons appertaining thereto shall in all respects have the same legal rank, be subject to imposition of any Resolution Measure, and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof. As used in this Section 9.01, Resolution Measure shall have the meaning set forth in the Third Supplemental Subordinated Indenture dated             , 2017.”

Section 2.07    Securities Subordinated To Senior Indebtedness. With respect to the Securities to be issued under the Indenture on or after the date of this Third Supplemental Subordinated Indenture, unless any such Security is a further issuance of Securities with the same terms as Securities originally issued prior to the date of this Third Supplemental Subordinated Indenture, Section 13.01 of the Indenture, which reads as follows, shall be deleted in its entirety:

“The Securities (including any Coupons relating thereto) constitute the direct, unconditional and unsecured obligations of the Issuer ranking without preference or priority among themselves. The obligations of the Issuer under the terms of the Securities, whether on account of principal, interest or otherwise, are subordinated to the Senior Indebtedness of the Issuer and will rank junior to the claims of the holders of all Senior Indebtedness of the Issuer in the event of bankruptcy or insolvency (Insolvenzverfahren), suspension of payments, dissolution, liquidation (Liquidation) or winding up of the Issuer, but will rank at least pari passu with the claims of the holders of all other subordinated indebtedness of the Issuer, except that it shall rank in priority to the claims of the holders of any subordinated indebtedness of the Issuer that by its express terms is stated to rank junior to the Securities. In the event of bankruptcy or insolvency, suspension of payments, dissolution, liquidation or winding up of the Issuer, no amounts will be payable under the Securities until the claims of all creditors of Senior Indebtedness have been satisfied in full.”

and shall be replaced with the following:

“The Securities (including any Coupons relating thereto) constitute the direct and unconditional obligations of the Issuer and are subordinated to the Priority Claims. The obligations of the Issuer under the Securities shall rank without preference or priority among themselves. The obligations of the Issuer under the terms of the Securities, whether on account of principal, interest or otherwise, are subordinated to the Priority Claims of the Issuer and will rank junior to the claims of the holders of all Priority Claims of the Issuer in the event of any Resolution Measure imposed on the Issuer or in the event of bankruptcy or insolvency (Insolvenzverfahren), suspension of payments, dissolution, liquidation (Liquidation) or winding up of the Issuer, but will rank at least pari passu with the claims of the holders of all other subordinated indebtedness (it being understood that no Priority Claims constitute subordinated obligations) of the Issuer, except as otherwise provided by applicable law or the terms of any such other indebtedness, and in particular, they shall rank in priority to the claims of the holders of any subordinated indebtedness of the Issuer that by its express terms is stated to rank junior to the Securities. In the event of any Resolution Measure imposed on the Issuer or in the event of bankruptcy or insolvency, suspension of payments, dissolution, liquidation or winding up of the Issuer, no amounts will be payable under the Securities until the claims of all creditors of Priority Claims have been satisfied in full. As used in this Section 5.01, Resolution Measure shall have the meaning set forth in the Third Supplemental Subordinated Indenture dated             , 2017.

For the avoidance of doubt, Senior Indebtedness shall constitute Priority Claims. The Securities are subordinated to, and shall rank junior to, Senior Indebtedness. In the event of any Resolution Measure imposed on the Issuer or in the event of bankruptcy or insolvency, suspension of payments, dissolution, liquidation or winding up of the Issuer, no amounts will be payable under the Securities until the claims of all creditors of Senior Indebtedness have been satisfied in full.”

ARTICLE 3

MISCELLANEOUS PROVISIONS

Section 3.01    Further Assurances. The Issuer shall, upon request by the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the purposes of this Third Supplemental Subordinated Indenture.

Section 3.02    Other Terms of Indenture. Except insofar as herein otherwise expressly provided, all provisions, terms and conditions of the Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

Section 3.03    Terms Defined. All terms defined elsewhere in the Indenture shall have the same meanings when used herein.

Section 3.04    Governing Law. This Third Supplemental Subordinated Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except with respect to the subordination provisions hereof, which shall be governed by and construed in accordance with the laws of the Federal Republic of Germany, and except as may otherwise be required by mandatory provisions of law.

Section 3.05    Counterparts. This Third Supplemental Subordinated Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 3.06    Responsibility of the Trustee. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Subordinated Indenture or the Securities.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Subordinated Indenture to be duly executed all as of the date first written above.

Very truly yours,

DEUTSCHE BANK AKTIENGESELLSCHAFT

By:

Name:

Title:

By:

Name:

Title:

WILMINGTON TRUST,
NATIONAL ASSOCIATION, as Trustee

By:

Name:

Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent, Transfer Agent and Registrar and Authenticating Agent

By:	Deutsche Bank National Trust Company

By:

Name:

Title:

By:

Name:

Title: